UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2013

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2013, Reinsurance Group of America, Incorporated (the “Company”) issued a press release (the “Press Release”) announcing that Christine Detrick and Joyce Phillips were appointed to the Company’s Board of Directors (the “Board”), effective January 1, 2014, for terms of office ending May 21, 2014, or until their successors are duly elected and qualified. The addition of Ms. Detrick and Ms. Phillips increases the size of the Board to ten directors.

Ms. Detrick, 55, served as a Director and Head, Americas Leader, Financial Services Practice, and Senior Advisor of Bain & Company, Inc. from 2002 until 2012. She will serve on the Audit Committee and the Nominating & Governance Committee of the Board.

Ms. Phillips, 51, is Chief Executive Officer Global Wealth, Group Managing Director Marketing and Innovation, and Management Board member at Australia and New Zealand Banking Group Limited (ANZ). She will serve on the Compensation Committee and the Nominating & Governance Committee of the Board.

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since January 1, 2012, in which the amount involved exceeds $120,000 and in which Ms. Detrick or Ms. Phillips had, or will have, a direct or indirect material interest.

Item 8.01 Other Events.

Effective January 1, 2014 the committees of the Board will consist of the following directors:

•	Audit Committee: William Bartlett (Chairman), Arnoud Boot, John Danahy and Christine Detrick

•	Compensation Committee: John Danahy (Chairman), Cliff Eason, Joyce Phillips, Fred Sievert and Stan Tulin

•	Finance, Investment and Risk Management Committee: Alan Henderson (Chairman), William Bartlett, Arnoud Boot, Stan Tulin and Greig Woodring

•	Nominating & Governance Committee: Fred Sievert (Chairman), Christine Detrick, Cliff Eason, Alan Henderson and Joyce Phillips

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Reinsurance Group of America, Incorporated dated December 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: December 18, 2013	By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 17, 2013